CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Lexmark International Group, Inc. on Form S-8 (File Nos. 33-99330 and 33-80879) of our report dated February 18, 1998, on our audits of the consolidated financial statements and financial statement schedule of Lexmark International Group, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995 which report is included in this Annual Report on Form 10-K.




 /s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.


Lexington, Kentucky
March 6, 1998